                          ARTICLES OF INCORPORATION
                                      OF
                           ECHOSTAR DBS CORPORATION

                                  * * * * *

         FIRST.  The name of the corporation is EchoStar DBS Corporation.

         SECOND. Its registered office in the State of Colorado is located at 303 E. 17th Avenue, Suite 1100, Denver, Colorado 80203-1264. The name of its resident agent at that address is Gregory S. Brown.

         THIRD. Its initial principal office in the state of Colorado is located at 90 Inverness Circle East, Englewood, Colorado 80112.

         FOURTH.  The corporation shall have perpetual existence.

         FIFTH. The number and class and/or series of shares the corporation is authorized to issue is as follows:

Number of Authorized Shares       Class or                 Par Value
---------------------------       --------                 ---------
                                   Series
                                   ------

          1,000                    Common                     $0.01

         The board of directors is hereby authorized to prescribe by resolution the preferences, limitations, and relative rights of each of the above class or series of stock.

         SIXTH. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum. At any meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the laws of Colorado.

         SEVENTH. No shareholder of the corporation shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         EIGHT. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

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

         The name and addresses of the first board of directors, which shall be three (3) in number, are as follows:

NAME                                        ADDRESS
----                                        -------

Charles W. Ergen                            90 Inverness Circle East
                                            Englewood, CO  80112

James DeFranco                              90 Inverness Circle East
                                            Englewood, CO  80112

David K. Moskowitz                          90 Inverness Circle East
                                            Englewood, CO  80112


         NINTH. To the fullest extent permitted by the laws of Colorado, as the same exist or may hereafter be amended, a director of the corporation shall not personally be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         TENTH. The name and address of the sole incorporator signing the articles of incorporation is as follows:

NAME                                   ADDRESS
----                                   -------

Gregory S. Brown                       303 East 17th Avenue
                                       Suite 1100
                                       Denver, Colorado 80203-1264

    I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Colorado, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of January, 1996.



                                       /s/ Gregory S. Brown
                                       ---------------------------------------
                                       Gregory S. Brown
                                       Incorporator



STATE OF COLORADO            )
                             ) ss.
CITY AND COUNTY OF DENVER    )


    On this 16th day of January, 1996, before me, a Notary Public, personally appeared Gregory S. Brown, and who acknowledged that he executed the above instrument.


    ( S E A L )                        /s/ LINDA A. KEY
                                       ------------------------------------
                                       My Commission expires: 8/18/98
                                                              -------



                       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                                  BY RESIDENT AGENT

Gregory S. Brown hereby accepts the appointment as Resident Agent of the above named corporation.



Date:    1/16/96                       /s/ Gregory S. Brown
     --------------------------        ---------------------------------------
                                       Resident Agent


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